Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2022, relating to the financial statements and financial highlights of Simplify Exchange Traded Funds comprising Simplify Interest Rate Hedge ETF, Simplify Nasdaq 100 PLUS Convexity ETF, Simplify Nasdaq 100 PLUS Downside Convexity ETF, Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS Upside Convexity ETF, Simplify Volt Cloud and Cybersecurity Disruption ETF, Simplify Volt RoboCar Disruption and Tech ETF, Simplify Volatility Premium ETF, Simplify Intermediate Term Treasury Futures Strategy ETF (formerly known as Simplify Risk Parity Treasury ETF), Simplify Tail Risk Strategy ETF, Simplify Health Care ETF, Simplify Emerging Markets Equity PLUS Downside Convexity ETF, Simplify US Small Cap PLUS Downside Convexity ETF, Simplify Developed Ex-US PLUS Downside Convexity ETF, Simplify Hedged Equity ETF, Simplify Macro Strategy ETF, Simplify High Yield PLUS Credit Hedge ETF, Simplify Aggregate Bond PLUS Credit Hedge ETF, Simplify Managed Futures Strategy ETF, and Simplify US Equity PLUS GBTC ETF for the year or period ended June 30, 2022, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Simplify Gold Strategy ETF and Simplify Volt Web3 ETF under the headings “Independent Registered Public Accounting Firm” in the Prospectuses and Statements of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

October 24, 2022